                                                                  Exhibit 99.2




FINANCIAL STATEMENTS

Integ Incorporated (A Development Stage Company)
Years ended December 31, 2000 and 1999

                               Integ Incorporated
                          (A Development Stage Company)

                              Financial Statements


                     Years ended December 31, 2000 and 1999




                                    CONTENTS

Report of Independent Auditors...........................................  3
Balance Sheets...........................................................  4
Statements of Operations.................................................  5
Statement of Changes in Shareholders' Equity (Deficiency)................  6
Statements of Cash Flows.................................................  12
Notes to Financial Statements............................................  14

                         Report of Independent Auditors

Board of Directors
Inverness Medical Technology Incorporated

We have audited the accompanying balance sheets of Integ Incorporated (a development stage company) as of December 31, 2000 and 1999 and the related statements of operations, changes in shareholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 2000, and for the period from April 3, 1990 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integ Incorporated at December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, and for the period from April 3, 1990 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.


                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
February 22, 2001

                               Integ Incorporated
                          (A Development Stage Company)

                                 Balance Sheets

                                                                                   DECEMBER 31
                                                                       ------------------------------------
                                                                             2000              1999
                                                                       ------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                               $  1,721,569     $  2,953,270
   Prepaid expenses                                                             108,844           82,755
   Accounts receivable - related party                                          140,437          181,669
                                                                       ------------------------------------
Total current assets                                                          1,970,850        3,217,694
                                                                       ------------------------------------

Furniture and equipment                                                       8,436,864        8,498,173
Less accumulated depreciation                                                (3,624,230)      (3,088,449)
                                                                       ------------------------------------
                                                                              4,812,634        5,409,724
Other assets                                                                      4,641            8,579
                                                                       ------------------------------------
Total assets                                                               $  6,788,125     $  8,635,997
                                                                       ====================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                        $     45,433     $     18,334
   Accrued employee compensation and related expenses                           109,400          436,570
   Other accrued expenses                                                       110,321           56,969
   Current portion of capital lease obligations                                       -           14,178
   Current portion of long-term debt                                          1,186,179        1,398,098
                                                                       ------------------------------------
Total current liabilities                                                     1,451,333        1,924,149
                                                                       ------------------------------------

Long-term debt, less current portion                                            248,287        1,273,920

Shareholders' equity:
   Preferred Stock - Series B, par value $.01 per share:
    Authorized shares - 3,000,000
    Issued and outstanding shares - 2,053,559 in 2000 and
       none in 1999                                                              20,536                -
   Common Stock, par value $.01 per share:
     Authorized shares - 20,000,000
     Issued and outstanding shares - 9,975,426 in 2000 and
       9,728,624 in 1999                                                         99,754           97,286
   Additional paid-in capital                                                59,704,482       54,786,327
   Deficit accumulated during the development stage                         (54,671,279)     (49,368,631)
                                                                       ------------------------------------
                                                                              5,153,493        5,514,982
   Deferred compensation                                                        (64,988)         (77,054)
                                                                       ------------------------------------
Total shareholders' equity                                                    5,088,505        5,437,928
                                                                       ------------------------------------
Total liabilities and shareholders' equity                                 $  6,788,125     $  8,635,997
                                                                       ====================================


SEE ACCOMPANYING NOTES.

                               Integ Incorporated
                          (A Development Stage Company)

                            Statements of Operations


                                                                                                   PERIOD FROM
                                                                                                  APRIL 3, 1990
                                                                                                  (INCEPTION) TO
                                                          YEAR ENDED DECEMBER 31                   DECEMBER 31,
                                            ---------------------------------------------------
                                                  2000             1999             1998               2000
                                            --------------------------------------------------- -------------------
Operating expenses:
   Research and development                     $ 1,671,451      $ 2,336,761     $  5,455,999      $ 25,550,360
   Manufacturing development                      1,793,196        1,880,521        2,171,087        10,841,993
   General and administrative                     1,599,297        3,285,948        3,243,901        19,498,554
                                            --------------------------------------------------- -------------------
                                                  5,063,944        7,503,230       10,870,987        55,890,907
                                            --------------------------------------------------- -------------------

Operating loss                                   (5,063,944)      (7,503,230)     (10,870,987)      (55,890,907)

Other income (expense):
   Interest income                                  105,209          342,006          890,120         4,876,213
   Interest expense                                (375,745)        (682,135)      (1,203,218)       (3,559,678)
   Other                                             31,832           (1,019)          98,180           (96,907)
                                            --------------------------------------------------- -------------------
                                                   (238,704)        (341,148)        (214,918)        1,219,628
                                            --------------------------------------------------- -------------------
Net loss for the period and deficit
   accumulated during development stage         $(5,302,648)     $(7,844,378)    $(11,085,905)     $(54,671,279)
                                            =================================================== ===================


Net loss per share
   Basic and diluted                             $(.54)           $(.81)          $(1.17)            $(13.11)
                                            =================================================== ===================

Weighted average number of common
   shares outstanding
     Basic and diluted                            9,840,298        9,649,424        9,477,390         4,171,553
                                            =================================================== ===================


SEE ACCOMPANYING NOTES.

                               Integ Incorporated
                          (A Development Stage Company)

            Statement of Changes in Shareholders' Equity (Deficiency)


                                                                                                DEFICIT
                                                                                              ACCUMULATED
                                 CONVERTIBLE PREFERRED      COMMON STOCK      ADDITIONAL      DURING THE
                                 --------------------------------------------  PAID-IN       DEVELOPMENT     DEFERRED
                                  SHARES     AMOUNT    SHARES       AMOUNT     CAPITAL          STAGE      COMPENSATION        TOTAL
                                 ---------------------------------------------------------------------------------------------------
Founders' Common Stock issued
   during April 1990
   at $.015 per share                -   $     -       250,000    $  2,500   $    1,250    $          -    $      -    $     3,750
Net loss for the period              -         -             -           -            -        (290,900)          -       (290,900)
                                 ---------------------------------------------------------------------------------------------------
Balance at December 31, 1990         -         -       250,000       2,500        1,250        (290,900)          -       (287,150)
Net loss for the year                -         -             -           -            -        (622,016)          -       (622,016)
                                 ---------------------------------------------------------------------------------------------------
Balance at December 31, 1991         -         -       250,000       2,500        1,250        (912,916)          -       (909,166)
Net loss for the year                -         -             -           -            -        (653,934)          -       (653,934)
                                 ---------------------------------------------------------------------------------------------------
Balance at December 31, 1992         -         -       250,000       2,500        1,250      (1,566,850)          -     (1,563,100)
Net loss for the year                -         -             -           -            -        (682,725)          -       (682,725)
                                 ---------------------------------------------------------------------------------------------------
Balance at December 31, 1993         -         -       250,000       2,500        1,250      (2,249,575)          -     (2,245,825)
Deferred compensation
   related to restricted
   stock grant                       -         -       183,333       1,833      149,417               -    (151,250)             -
Net loss for the year                -         -             -           -            -      (2,492,220)          -     (2,492,220)
                                 ---------------------------------------------------------------------------------------------------
Balance at December 31, 1994
   (carried forward)                 -         -       433,333       4,333      150,667      (4,741,795)   (151,250)    (4,738,045)

                               Integ Incorporated
                          (A Development Stage Company)

      Statement of Changes in Shareholders' Equity (Deficiency) (continued)


                                                                                                DEFICIT
                                                                                              ACCUMULATED
                                 CONVERTIBLE PREFERRED      COMMON STOCK      ADDITIONAL      DURING THE
                                 --------------------------------------------  PAID-IN       DEVELOPMENT     DEFERRED
                                  SHARES        AMOUNT    SHARES       AMOUNT   CAPITAL          STAGE      COMPENSATION    TOTAL
                                 ---------------------------------------------------------------------------------------------------
Balance at December 31, 1994
 (brought forward)                   -        $    -   433,333    $  4,333   $   150,667    $ (4,741,795) $(151,250) $ (4,738,045)
Previously issued redeemable
 convertible preferred stock;
 all shareholders agreed to
 cancel their respective
 redemption privileges during
 June 1995:
   Series A Convertible Preferred,
    authorized 928,571 shares,
    liquidating preference of
    $.56 per share, sold during
    April and November 1990         928,571     9,286         -           -      510,714               -          -       520,000
   Series B Convertible Preferred,
    authorized 800,000 shares,
    liquidating preference of
    $1.00 per share, sold during
    May 1991                        800,000     8,000         -           -      792,000               -          -        800,000
   Series C Convertible Preferred,
    authorized 356,000 shares,
    liquidating preference of
    $2.50 per share, sold during
    January 1992 to May 1993        346,000     3,460         -           -      861,540               -          -        865,000
   Series D Convertible Preferred,
    authorized 1,209,731 shares,
    liquidating preference of
    $2.75 per share, less offering
    expenses of $7,245, sold
    during February and May 1994  1,074,372    10,743         -           -    2,936,534               -          -      2,947,277
   Series E Convertible Preferred
    Class 1, authorized 5,879,655,
    liquidating preference of $4.00
    per share, less offering
    expenses of $1,861,168, sold
    during June 1995              5,604,655    56,047         -           -   20,501,405               -          -     20,557,452

                               Integ Incorporated
                          (A Development Stage Company)

      Statement of Changes in Shareholders' Equity (Deficiency) (continued)


                                                                                                DEFICIT
                                                                                              ACCUMULATED
                                 CONVERTIBLE PREFERRED      COMMON STOCK      ADDITIONAL      DURING THE
                                 --------------------------------------------  PAID-IN       DEVELOPMENT     DEFERRED
                                  SHARES        AMOUNT    SHARES       AMOUNT   CAPITAL          STAGE      COMPENSATION    TOTAL
                                 ---------------------------------------------------------------------------------------------------
Value of warrants to purchase
   Preferred Stock issued in
   connection with bridge loan
   financing                            -        $    -       -    $      -  $   179,800     $        -  $       -     $   179,800
Value of stock options to
   purchase Common Stock
   issued for consulting
   services                             -             -       -           -       24,000              -          -          24,000
Value of options and warrants to
   purchase Common Stock issued
   in connection with guarantee of
   leases                               -             -       -           -      104,841              -          -         104,841
Value related to the extension
   of the exercise period of
   certain stock options previously
   granted to individuals               -             -       -           -        6,750              -          -           6,750
Deferred compensation related
   to stock options                     -             -       -           -      960,208              -    (960,208)             -
Amortization of deferred
   compensation                         -             -       -           -            -              -     187,106        187,106
Net loss for the year                   -             -       -           -            -      (5,048,730)         -     (5,048,730)
                                  ------------------------------------------------------------------------------------------------
Balance at December 31, 1995
  (carried forward)               8,753,598       87,536   433,333      4,333  27,028,459     (9,790,525)  (924,352)    16,405,451

                               Integ Incorporated
                          (A Development Stage Company)

      Statement of Changes in Shareholders' Equity (Deficiency) (continued)


                                                                                               DEFICIT
                                                                                             ACCUMULATED
                                 CONVERTIBLE PREFERRED      COMMON STOCK        ADDITIONAL    DURING THE
                                 --------------------------------------------    PAID-IN     DEVELOPMENT     DEFERRED
                                  SHARES        AMOUNT    SHARES       AMOUNT    CAPITAL        STAGE      COMPENSATION    TOTAL
                                 --------------------------------------------------------------------------------------------------
Balance at December 31, 1995
   (brought forward)             8,753,598     $87,536    433,333    $  4,333   $27,028,459   $ (9,790,525) $(924,352)  $16,405,451
Value of warrants to purchase
   Common Stock issued in connection
   with equipment loan agreement         -           -          -           -       874,416              -          -       874,416
Shares issued in connection
   with initial public offering
   less offering expenses of
   $2,375,706                            -           -  3,000,000      30,000    26,094,294              -          -    26,124,294
Conversion of preferred stock   (8,753,598)    (87,536) 5,835,705      58,357        29,179              -          -             -
Shares issued pursuant to
   exercise of stock options             -           -      6,666          67         7,056              -          -         7,123
Deferred compensation related
   to stock options                      -           -          -           -        56,329              -    (56,329)            -
Value of options granted to
   purchase Common Stock issued
   for consulting services               -           -          -           -       179,600              -   (179,600)            -
Amortization of deferred
   compensation                          -           -          -           -             -              -    515,939       515,939
Net loss for the year                    -           -          -           -             -     (9,083,432)         -    (9,083,432)
                                  -------------------------------------------------------------------------------------------------
Balance at December 31, 1996
    (carried forward)                    -           -  9,275,704      92,757    54,269,333    (18,873,957)  (644,342)   34,843,791

                               Integ Incorporated
                          (A Development Stage Company)

      Statement of Changes in Shareholders' Equity (Deficiency) (continued)


                                                                                                DEFICIT
                                                                                              ACCUMULATED
                                 CONVERTIBLE PREFERRED      COMMON STOCK      ADDITIONAL      DURING THE
                                 --------------------------------------------  PAID-IN       DEVELOPMENT     DEFERRED
                                  SHARES      AMOUNT    SHARES     AMOUNT      CAPITAL          STAGE      COMPENSATION     TOTAL
                                 --------------------------------------------------------------------------------------------------
Balance at December 31, 1996
   (brought forward)                  - $        -    9,275,704    $92,757   $54,269,333   $(18,873,957)   $(644,342)  $34,843,791
Shares issued pursuant to
   employee stock purchase plan
   and exercise of stock options      -          -       69,154        692       111,624              -            -       112,316
Shares issued pursuant to
   exercise of warrants,
   net of 9,303 redeemed              -          -       21,808        218        66,444              -            -        66,662
Amortization of deferred
   compensation                       -          -            -          -             -              -      294,484       294,484
Deferred compensation adjustment
   for cancellation of stock
   options                            -          -            -          -       (22,062)             -       22,062              -
Value related to the acceleration
   of vesting and extension of
   the exercise period of certain
   stock options previously
   granted to an officer and
   director                           -          -            -          -        93,332              -            -        93,332
Net loss for the year                 -          -            -          -             -    (11,564,391)           -   (11,564,391)
                                 -------------------------------------------------------------------------------------------------
Balance at December 31, 1997          -          -    9,366,666     93,667    54,518,671    (30,438,348)    (327,796)   23,846,194
Shares issued pursuant to
   employee stock purchase plan
   and exercise of stock options      -          -      211,351      2,113       237,648              -      (35,425)      204,336
Shares issued pursuant to
   exercise of warrants,
   net of 6,201 redeemed              -          -        2,687         27           (27)             -            -             -
Amortization of deferred
   compensation                       -          -            -          -             -              -       93,191        93,191
Deferred compensation adjustment
   for cancellation of stock
   options                            -          -            -          -      (139,571)             -      139,571              -
Net loss for the year                 -          -            -          -             -    (11,085,905)           -    (11,085,905)
                                 -------------------------------------------------------------------------------------------------
Balance at December 31, 1998
   (carried forward)                  -          -    9,580,704     95,807    54,616,721    (41,524,253)    (130,459)    13,057,816

                               Integ Incorporated
                          (A Development Stage Company)

      Statement of Changes in Shareholders' Equity (Deficiency) (continued)


                                                                                                DEFICIT
                                                                                              ACCUMULATED
                                 CONVERTIBLE PREFERRED      COMMON STOCK      ADDITIONAL      DURING THE
                                 --------------------------------------------  PAID-IN       DEVELOPMENT     DEFERRED
                                  SHARES      AMOUNT    SHARES     AMOUNT      CAPITAL          STAGE      COMPENSATION    TOTAL
                               ---------------------------------------------------------------------------------------------------
Balance at December 31, 1998
   (brought forward)                  -      $     -  9,580,704    $95,807   $54,616,721   $(41,524,253)    $(130,459)  $13,057,816
Shares issued pursuant to
   employee stock purchase plan
   and exercise of stock options      -            -     72,006        720        79,187              -             -        79,907
Shares issued in lieu of employee
   compensation                       -            -     75,914        759        94,134              -             -        94,893
Value of options to purchase
   common stock issued
   for consulting services            -            -          -          -         4,920              -        (4,920)           -
Amortization of deferred
   compensation                       -            -          -          -             -              -        49,690       49,690
Deferred compensation adjustment
   for cancellation of stock
   options                            -            -          -          -        (8,635)             -         8,635            -
Net loss for the year                 -            -          -          -             -     (7,844,378)            -   (7,844,378)
                               ---------------------------------------------------------------------------------------------------
Balance at December 31, 1999          -            -  9,728,624     97,286    54,786,327    (49,368,631)      (77,054)   5,437,928
Shares issued pursuant to
   employee stock purchase plan
   and exercise of stock options      -            -    221,802      2,218       274,484              -             -      276,702
Shares issued in lieu of employee
   compensation                       -            -     25,000        250       101,313              -             -      101,563
Series B Preferred issued       2,053,559       20,536        -          -     4,504,300              -             -    4,524,836
Value of options to purchase
   common stock issued
   for consulting services            -            -          -          -        39,890              -       (39,890)           -
Amortization of deferred
   compensation                       -            -          -          -             -              -        50,124       50,124
Deferred compensation adjustment
   for cancellation of stock
   options                            -            -          -          -        (1,832)             -         1,832           -
Net loss for the year                 -            -          -          -             -     (5,302,648)            -   (5,302,648)
                               ---------------------------------------------------------------------------------------------------
Balance at December 31, 2000    2,053,559      $20,536  9,975,426    $99,754   $59,704,482   $(54,671,279) $ (64,988) $  5,088,505
                               ===================================================================================================

SEE ACCOMPANYING NOTES.

                               Integ Incorporated
                          (A Development Stage Company)

                            Statements of Cash Flows

                                                                                                       Period from
                                                                                                       April 3, 1990
                                                                Year Ended December 31,               (Inception) to
                                                     ----------------------------------------------    December 31,
                                                           2000           1999           1998             2000
                                                     ----------------------------------------------------------------
OPERATING ACTIVITIES:
   Net loss                                            $(5,302,648)  $ (7,844,378)   $(11,085,905)     $(54,671,279)
   Adjustments to reconcile net loss to cash used
     in operating activities:
       Depreciation                                        607,939      1,056,723       1,072,299         4,417,177
       Deferred compensation amortization                   50,124         49,690          93,191         1,190,534
       Amortization of loan commitment fee                       -              -               -           250,074
       Impairment of fixed assets                                -        384,160               -           384,160
       (Gain) loss on sale of equipment and
         deposit write-off                                 (24,633)        (1,029)              -            69,983
       Value of options, warrants and stock
         related to debt financing, lease
         guarantee, extension of options,
         compensation and consulting services              105,501         94,893               -           571,530
       Changes in operating assets and liabilities:
         Receivables                                        41,232       (181,669)              -          (169,266)
         Prepaid expenses and other assets                 (26,089)        64,778         462,532           271,214
         Accounts payable and accrued expenses            (246,719)      (501,708)       (370,970)          265,154
                                                   ------------------------------------------------ -----------------
Net cash used in operating activities                   (4,795,293)    (6,878,540)     (9,828,853)      (47,420,719)
                                                   ------------------------------------------------ -----------------

INVESTING ACTIVITIES:
   Purchase of furniture and equipment                     (28,021)       (78,169)     (1,075,312)       (8,976,217)
   Proceeds from sale of furniture and
     equipment                                              41,805         51,385           1,111           141,130
                                                   ------------------------------------------------ -----------------
   Net cash provided by (used in) investing
     activities                                             13,784        (26,784)     (1,074,201)       (8,835,087)
                                                   ------------------------------------------------ -----------------

FINANCING ACTIVITIES:
   Proceeds from sale of Convertible Preferred
     Stock                                               4,524,836              -               -        27,314,568
   Proceeds from bridge loan debt                                -              -               -         2,900,000
   Proceeds from borrowings under loan agreement                 -              -       1,138,293         5,486,446
   Payments on long-term debt                           (1,237,552)    (1,251,247)       (885,002)       (3,904,664)
   Payments on capital lease obligations                   (14,178)      (145,761)       (155,635)         (694,065)
   Proceeds from sale of Common Stock                      276,702         79,907         204,336        26,875,090
                                                   ------------------------------------------------ -----------------
   Net cash provided by (used in) financing
     activities                                          3,549,808     (1,317,101)        301,992        57,977,375
                                                   ------------------------------------------------ -----------------

   (Decrease) increase in cash and cash                 (1,231,701)    (8,222,425)    (10,601,062)        1,721,569
     equivalents
   Cash and cash equivalents at beginning of
     period                                              2,953,270     11,175,695      21,776,757                 -
                                                   ------------------------------------------------ -----------------
   Cash and cash equivalents at end of period          $ 1,721,569   $  2,953,270    $ 11,175,695     $   1,721,569
                                                   ================================================ =================

                               Integ Incorporated
                          (A Development Stage Company)

                      Statements of Cash Flows (continued)


                                                                                                       Period from
                                                                                                       April 3, 1990
                                                                Year Ended December 31,               (Inception) to
                                                     ----------------------------------------------    December 31,
                                                           2000           1999           1998             2000
                                                     ----------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Fixed assets capitalized under capital lease and
   loan agreements                                     $              $               $                  $      141,442
                                                                 -              -               -

The Company converted $2,900,000 of debt into
   Series E Convertible Preferred Stock.               $              $               $                   $   2,900,000
                                                                 -              -               -


SEE ACCOMPANYING NOTES.

                               Integ Incorporated
                          (A Development Stage Company)

                          Notes to Financial Statements

                                December 31, 2000


1. DESCRIPTION OF BUSINESS

Integ Incorporated was formed in April 1990 and is a development stage company engaged in the development of a hand-held glucose monitoring product for use by people with diabetes that avoids the pain and blood associated with conventional "finger stick" technology. Utilizing the Company's proprietary interstitial fluid sampling technology, the LifeGuide System will allow people with diabetes to frequently monitor their glucose levels without repeatedly enduring the pain of lancing their fingers to obtain a blood sample.

On January 23, 2001, the shareholders approved a merger with Inverness Medical Technology Inc. (Inverness). Under the merger agreement, all the outstanding shares of Integ common stock, options and warrants were exchanged for 1.9 million shares of Inverness common stock at an exchange rate of .173856 per share. Outstanding shares of Integ's preferred stock were redeemed for cash at the closing and the related agreements with Amira Medical (Note 5) were terminated. The financial statements have not accounted for any adjustments the acquirer may record as a result of the acquisition.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2000 and 1999, the Company's cost of investments in marketable securities and government securities, respectively, approximated market value, with no resulting unrealized gains and losses recognized. The cash equivalents are considered available-for-sale.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost and depreciated primarily on a straight-line basis over estimated useful lives of three to five years.

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income taxes under the liability method. Deferred income taxes are provided for temporary differences between the financial reporting and tax bases of assets and liabilities.

STOCK COMPENSATION PLANS

The Company follows Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"), and related interpretations in accounting for its stock options. Under APB 25, when the exercise price of stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

The Company follows the disclosure only provisions of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("Statement 123"). Accordingly, the Company has made pro forma disclosures of what net loss and loss per share would have been had the provisions of Statement 123 been applied to the Company's stock options.

NET LOSS PER SHARE

Basic net loss per share is computed using the weighted average number of shares of common stock outstanding during the periods presented. Diluted loss per share is the same as basic loss because the effect of all options and warrants is anti-dilutive.

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. CAPITAL AND OPERATING LEASES

The Company leases its office facility and certain office equipment under operating leases. Rent expense of $144,081, $400,958 and $377,485 was recorded for noncancelable operating leases net of sub-lease arrangements for the years ended December 31, 2000, 1999 and 1998, respectively. Future minimum lease commitments for operating leases with remaining terms in excess of one year, excluding executory costs such as real estate taxes, insurance and maintenance expense, are payable as follows:

                                                        FUTURE
                                                        MINIMUM
                                                         LEASE             SUB-LEASE           NET LEASE
                                                      COMMITMENTS            INCOME           COMMITMENTS
                                                -----------------------------------------------------------
Year ending December 31:
   2001                                               $   371,711        $  (237,410)          $134,301
   2002                                                   387,954           (247,968)           139,986
   2003                                                   390,517           (251,735)           138,782
   2004                                                   404,668           (263,034)           141,634
   2005                                                   303,501           (197,276)           106,225
                                                -----------------------------------------------------------
                                                       $1,858,351        $(1,197,423)          $660,928
                                                ===========================================================

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




3. CAPITAL AND OPERATING LEASES (CONTINUED)

The Company leases certain furniture and laboratory and office equipment under other leases which are accounted for as capital leases for financial statement purposes. The cost of furniture and equipment in the accompanying balance sheets includes the following amounts under capital leases:

                                                            DECEMBER 31
                                                      2000              1999
                                                ------------------------------------
   Cost                                               $556,164         $665,499
   Less accumulated amortization                      (556,164)        (660,432)
                                                ------------------------------------
                                                      $      -         $  5,067
                                                ====================================

There are no future minimum lease payments required under capital leases.

4. LONG-TERM DEBT

During 1996, the Company entered into an equipment loan agreement which provided for borrowings up to $12.5 million to finance the purchase of equipment and fixtures, including automated manufacturing equipment and tooling. Loans are paid back monthly over a four-year period. The obligation of the lender to make additional loans expired December 31, 1998.

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




4. LONG-TERM DEBT (CONTINUED)

                                                                                    DECEMBER 31
                                                                                2000            1999
                                                                          ---------------------------------
   10.65% note payable for equipment loan, due in monthly installments
     of $26,495 through February 2000, and $138,962 due April 2000           $         -      $  164,051

   10.65% note payable for equipment loan, due in monthly installments
     of $12,082 through November 2000, and $63,879 due January 2001               63,879         168,001

   10.65% note payable for equipment loan, due in monthly installments
     of $49,636 through February 2001, and $262,439 due April 2001               351,330         793,497

   10.90% note payable for equipment loan, due in monthly installments
     of $35,507 through August 2001, and $186,943 due October 2001               428,880         714,700

   10.20% note payable for equipment loan, due in monthly installments of
     $21,510 through January 2002, $35,507 due February 2002, and
     $113,248 due April 2002                                                     370,528         527,597

   10.15% note payable for equipment loan, due in monthly installments
     of $11,443 through May 2002, and $60,976.71 due July 2002                   219,849         304,172
                                                                          ---------------------------------
                                                                               1,434,466       2,672,018
   Less current portion                                                       (1,186,179)     (1,398,098)
                                                                          ---------------------------------
   Long-term debt, net of current portion                                    $   248,287      $1,273,920
                                                                          =================================

Aggregate maturities of long-term are as follows:

   2001                                                                                       $1,186,179
   2002                                                                                          248,287
                                                                                        -------------------
                                                                                              $1,434,466
                                                                                        ===================

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




5. LICENSE AND DEVELOPMENT AGREEMENT AND PREFERRED STOCK AGREEMENT

On April 2, 1999, the Company entered into a License and Development Agreement ("License Agreement") with Amira Medical ("Amira"). Under the License Agreement, the companies formed a strategic alliance to jointly develop a new generation of home glucose monitoring tests utilizing interstitial fluid ("ISF"). Products to be developed will combine the Company's ISF collection technology with Amira's glucose measurement technologies. Both the Company and Amira will contribute resources to the development of the product, which will be manufactured by the Company and commercialized by Amira. As part of each party's contribution to the development process, each party shall independently bear the costs and contribute the resources necessary for the development activities for which each party is responsible. In the event Integ exhausts its resources, Amira will lend Integ minimum funding required to retain listing on one of NASDAQ's markets. Any such loan will be unsecured.

In connection with the License Agreement, the Company and Amira entered into an Option Agreement dated as of April 2, 1999, pursuant to which Amira granted to the Company, an option, exercisable at a future date, to merge under certain circumstances with a wholly-owned, newly formed subsidiary of Amira for a total consideration of 2 million shares of Amira common stock and $20 million cash, subject to certain conditions. The Option Agreement was entered into as a condition and inducement to the Company's and Amira's willingness to enter into the License Agreement.

On February 16, 2000, the Company and Amira entered into a preferred stock purchase agreement which was intended to provide funding to Integ at its current operational level for the continued development of the LifeGuide System through 2000. Under the agreement, Amira will provide Integ with up to $5,600,000 in funding through the purchase of Integ Series B Preferred Stock. Should the Company exercise its option to merge with Amira in the future, the Series B Preferred Stock will not participate in the merger considerations. The Series B Preferred Stock is redeemable for cash or common stock, at the option of the Company, in the case of a change in control or if the Company does not exercise its option to merge with Amira.

As part of the agreement, the Company will hold $1,500,000 of its existing cash in reserve. As of December 31, 2000, the Company had advanced $4,524,836 under the agreement and issued 2,053,559 shares of Series B Preferred Stock.

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




6. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND PREFERRED STOCK

Series A, B, C, D and E Convertible Preferred Shares issued in 1995 were automatically converted three shares of preferred into two shares of common stock upon the closing of the public offering of the Company's securities on July 1, 1996.

7. REVERSE STOCK SPLIT

On April 24, 1996, the Board of Directors approved a reverse stock split of 2-for-3 for the Company's common stock. Accordingly, all share, per share, weighted average share, and stock option information was restated to reflect the split. The reverse stock split impacted the conversion prices of the preferred stock and the numbers of shares of common stock into which the preferred stock would convert but had no effect upon the numbers of preferred stock warrants and shares of preferred stock issued and outstanding. Accordingly, all preferred stock and preferred stock price amounts have not been adjusted for the reverse stock split.

8. STOCK OPTIONS AND WARRANTS

STOCK OPTIONS AND RESTRICTED STOCK GRANT

The Company has 1990, 1991 and 1994 stock option plans which provide for the issuance of incentive and nonqualified stock options and restricted stock grants to employees and consultants. Under the plans, the exercise price of options granted is determined by the Company's Board of Directors, but incentive stock options must be granted at exercise prices greater than or equal to the fair market value of the Company's stock as of the grant date. A total of 3,213,333 shares of the Company's common stock have been reserved for issuance under all three plans as of December 31, 2000.

During 1998, the Company repriced all outstanding employee options and those held by consultants who were actively engaged in consulting activities as of September 22, 1998 to an exercise price of $.81 per share. The Company valued the repricing of the consultant options at $35,425 and is recognizing the expense over the vesting period of the options.

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




8. STOCK OPTIONS AND WARRANTS (CONTINUED)

Options outstanding were granted as follows:

                                         SHARES             PLAN           NON-PLAN      WEIGHTED AVERAGE
                                        AVAILABLE         OPTIONS           OPTIONS          EXERCISE
                                        FOR GRANT       OUTSTANDING       OUTSTANDING     PRICE PER SHARE
                                    ------------------------------------------------------------------------
   Balance at December 31, 1997            260,414        1,714,967           42,993           $5.34
     Shares reserved                     1,000,000                -                -               -
     Granted                              (922,012)         922,012                -            1.54
     Exercised                                   -         (166,923)               -            0.98
     Canceled                              922,504         (922,504)               -            5.93
                                    -----------------------------------------------------
   Balance at December 31, 1998          1,260,906        1,547,552           42,993            3.06
     Granted                              (677,240)         677,240                -            1.71
     Exercised                                   -          (89,330)               -            0.13
     Canceled                              112,224         (112,224)               -            2.20
                                    -----------------------------------------------------
   Balance at December 31, 1999            695,890        2,023,238           42,993            2.89
     Granted                              (113,000)         113,000                -            2.35
     Exercised                                   -         (195,661)               -            1.43
     Canceled                              360,005         (360,005)               -            6.57
                                    -----------------------------------------------------
   Balance at December 31, 2000            942,895        1,580,572           42,993           $2.25
                                    =====================================================

The following table summarizes information about the stock options outstanding at December 31, 2000:

                                 OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                  ---------------------------------------------------  -----------------------------------
                                      WEIGHTED
                                       AVERAGE
                                      REMAINING         WEIGHTED                             WEIGHTED
     RANGE OF          NUMBER        CONTRACTUAL         AVERAGE              NUMBER          AVERAGE
 EXERCISE PRICES    OUTSTANDING         LIFE         EXERCISE PRICE        EXERCISABLE     EXERCISE PRICE
----------------------------------------------------------------------------------------------------------
   $0.00 - $  3.68    1,423,231      7.53 years           $1.34               739,526          $1.05
    3.69 -    8.57       67,084      6.23 years            6.29                50,004           6.13
    8.58 -   11.00      133,250      5.65 years            9.91               111,917           9.96
                  -----------------                                    -------------------
                      1,623,565      7.20 years           $2.25               901,447          $2.46
                  =================                                    ===================

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




8. STOCK OPTIONS AND WARRANTS (CONTINUED)

During 1991 and 1993, the Company granted options outside the plans to purchase 42,993 shares of the Company's common stock at $.83 per share to Medical Innovation Fund ("MIF"), a significant shareholder of the Company (see Note 11).

Options outstanding expire at various dates during the period from October 2000 through December 2010. The number of options exercisable as of December 31, 2000, 1999 and 1998 was 901,447, 1,020,378 and 703,093, respectively, at weighted average prices of $2.46, $3.88 and $3.00 per share, respectively.

The weighted average grant date fair value of options granted at market prices during the years ended December 31, 2000, 1999 and 1998 was $1.18, $1.93 and $1.43 per share, respectively. The weighted average grant date fair value of options granted below market prices during the year ended December 31, 2000 was $2.99 per share.

The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"), and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("Statement 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, if the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net loss per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of Statement 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 2000, 1999 and 1998: risk free interest rates of 6.31%, 5.60% and 5.31%, respectively; no dividend yield; volatility factor of the expected market price of the Company's common stock of .470, .560 and 1.047, respectively; and a weighted average life of the option of ten years.

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




8. STOCK OPTIONS AND WARRANTS (CONTINUED)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                                       2000                1999               1998
                                                -----------------------------------------------------------
   Pro forma net loss                                 $(5,936,510)       $(8,530,183)        $(12,151,311)
   Pro forma net loss per common
     share - basic and diluted                           $(.60)              $(.88)             $(1.28)

The pro forma effect on net loss for 1998, 1999 and 2000 is not representative of the pro forma effect on net loss in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

During 1995 and 1996, options were granted to purchase a total of 433,710 shares of the Company's common stock at exercise prices below the current market price. The Company recognized $960,208 and $56,329 during the years ended 1995 and 1996, respectively, as deferred compensation for the excess of the deemed value of the underlying common stock over the aggregate exercise price of such options. The deferred compensation is amortized ratably over the vesting period of the options. For the years ended 1996, 1997 and 1998, $477,076, $314,096 and $225,365, respectively, was expensed.

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




8. STOCK OPTIONS AND WARRANTS (CONTINUED)

During 1996, the Company granted 30,000 options to certain advisors of the Company. In accordance with FASB 123, the Company recognized $179,600 as deferred compensation. The deferred compensation is amortized ratably over the vesting period of the options. In 1996, 1997 and 1998, $65,279, $87,835 and $26,486 was charged to expense, respectively.

Unamortized deferred compensation at December 31, 2000 is related to the other options granted for services and is expected to be charged to operations as follows:

   2001                                                 $24,942
   2002                                                  12,510
   2003                                                   8,863
   2004                                                   8,863
   2005                                                   9,810
                                                 -------------------
                                                        $64,988
                                                 ===================

WARRANTS

In connection with the sale of Series C Convertible Preferred Stock during 1992 and 1993, the Company issued warrants to the holders for the purchase of 46,665 shares (including warrants for 13,333 shares issued to MIF (see Note 11), and warrants for 17,778 shares issued to Artesian Capital Limited Partnership) of its common stock exercisable immediately at a price of $3.75 per share. These MIF and Artesian Capital Limited Partnership warrants were exercised in 1997, and 8,888 of the remaining warrants were exercised and 6,666 expired at various dates during the period from January 1998 through May 1998. During May 1994, the Company issued warrants which expired during May 1999 to a consultant/stockholder for the purchase of 6,666 shares of common stock exercisable immediately at a price of $4.13 per share. The value of these warrants was determined to be $24,000, based on the value of the services received, and was expensed. In addition, during March and December of 1994 and June 1995, the Company issued warrants for the purchase of 159,042 shares of Series D Convertible

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




8. STOCK OPTIONS AND WARRANTS (CONTINUED)

Preferred Stock (convertible into 106,027 shares of common stock at $4.13 per share) to MIF II, exercisable immediately at $2.75 per share (see Note 11). Warrants for the purchase of 27,273 shares expired during February 1999, warrants for the purchase of 108,085 shares expire during December 2004, and warrants for the purchase of 23,684 shares expire during June 2005.

In connection with the bridge loan arrangement during January 1995, the Company issued warrants to investors for the purchase of 429,630 shares of Series E Convertible Preferred Stock, Class 2, at $3.375 per share (convertible into 286,414 shares of common stock at $5.06 per share). These warrants expire in January 2005. The value of these warrants was determined to be $179,800 based on the difference between the stated interest rate and the Company's estimated effective borrowing rate for the term of the notes and was expensed as additional interest expense during 1995.

In consideration of the equipment loan agreement discussed in Note 4, the Company has agreed to issue warrants for the purchase of common stock equal to 8.8% of the total dollar value of the credit line available under the agreement. The value of these warrants was determined to be $874,416 and was expensed over the term of the loan agreement. Each warrant is exercisable initially at $6.00 per share or, subsequent to any equity financing, at 80% of the per share price of each subsequent financing, if such occurs. Warrants for the purchase of 18,318, 34,689 and 94,390 shares of common stock were issued in 1996, 1997 and 1998, respectively. The weighted average exercise price of these warrants was $7.45. These warrants expire in December 2003.

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




9. EMPLOYEE STOCK PURCHASE PLAN

The 1997 Employee Stock Purchase Plan (the "Purchase Plan"), as approved by the shareholders on June 4, 1997, is a qualified plan pursuant to Internal Revenue Code Section 423. The Purchase Plan allows eligible employees an opportunity to purchase an aggregate of 300,000 shares of the Company's common stock through a series of annual offerings for each calendar year (except for the initial purchase period of the Purchase Plan which was for a six-month period beginning July 1, 1997). Payroll deductions between 1% and 10% of an employee's eligible compensation may be used to purchase stock at a price per share equal to 85% of the lesser of the fair market value of the Company's common stock at the beginning or end of each purchase period. Under terms of the Purchase Plan, no participant may acquire more than 10,000 shares of the Company's common stock or more than $10,000 in aggregate fair market value of common stock (as determined at the beginning of each purchase period) during any purchase period. Common shares sold to employees under the Purchase Plan in 1999 and 2000 totaled 58,590 and 51,141, respectively.

10. INCOME TAXES

The Company has incurred net operating losses since inception. As of December 31, 2000, the Company had net operating losses (NOL) and research and development tax credit carryforwards of approximately $19,327,000 and $1,207,000, respectively, available to offset its future income tax liability. The NOL and tax credit carryforwards begin to expire in the year 2005. No benefit has been recorded for such loss carryforwards, and utilization in future years may be limited, if significant ownership changes have occurred.

Components of deferred tax assets at December 31 are as follows:

                                                                   DECEMBER 31
                                                             2000              1999
                                                      --------------------------------------
   Net operating loss and credit carryforward              $  8,358,000      $  7,444,000
   Start-up costs                                            12,520,000        11,284,000
   Valuation allowance                                      (20,878,000)      (18,728,000)
                                                      --------------------------------------
   Net deferred tax assets                                 $          -      $          -
                                                      ======================================

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




11. RELATED PARTY TRANSACTIONS

Laboratory and office furniture and equipment used by the Company with an original cost of approximately $801,000 as of December 31, 1999 and 2000 are leased under sublease arrangements with FIM, Inc. and FIM II, Inc., both entities related to the Company through MIF and MIF II, which are significant shareholders of the Company. These leases are accounted for as capital leases for financial statement purposes. In addition, MIF and MIF II have guaranteed future lease payments, of which there is nothing remaining payable as of December 31, 2000. In consideration of such guarantee by MIF, the Company issued nonqualified options to MIF for the purchase of 42,993 shares of common stock exercisable immediately at a price of $.83 per share. Options for 30,523 shares expire during May 2001 and options for 12,470 shares expire during April 2003. The value of these options was determined to be $20,878 based on the difference between the stated interest rate and the Company's estimated effective borrowing rate for the term of the lease and was fully amortized by December 31, 1998. In consideration of such guarantee by MIF II, the Company issued warrants to MIF II for the purchase of 131,769 shares of Series D Convertible Preferred Stock exercisable immediately at a price of $2.75 per share which are convertible into 87,845 shares of common stock at $4.13 per share. These warrants expire during the period from December 2004 through June 2005. The value of these warrants was determined to be $83,962 based on the difference between the stated interest rate and the Company's estimated effective borrowing rate for the term of the lease. Approximately $3,938, $15,304 and $18,267 was charged to interest expense during the years ended December 31, 2000, 1999 and 1998, respectively.

In consideration of the bridge loan arrangement during January 1995, the Company issued to MIF II warrants for the purchase of 222,222 shares of Series E Convertible Preferred Stock, Class 2, exercisable immediately at a price of $3.375 per share and convertible into 148,148 shares of common stock at $5.06 per share. These warrants expire during January 2005.

                               Integ Incorporated
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




11. RELATED PARTY TRANSACTIONS (CONTINUED)

From inception through December 31, 1995, the Company made payments under consulting agreements with two directors, one of which is a limited partner of MIF's general partner, and one shareholder. In 1995, the total expense under these agreements was $129,000. In 1998, 1999 and 2000, the Company made payments under a consulting agreement with a director who is a limited partner of MIF's general partner totaling $81,000 per year.

Beginning in September 1999, the Company subleased office space and provided certain administrative services to a company whose principals include several directors and shareholders. Total sublease rental received in 2000 was approximately $400,734.